UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2004

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073
(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

GMH Communities LP, a Delaware limited partnership (the “Borrower” or the “Operating Partnership”) entered into a $150,000,000 3-year unsecured revolving credit facility, subject to increase to $250,000,000 (the “Credit Facility”), effective as of November 8, 2004, among the Borrower, each subsidiary of the Borrower that becomes a borrower thereunder (together with the Borrower, the “Borrower Parties”), Bank of America, N.A., as Administrative Agent and as a Lender, L/C Issuer and Swing Line Lender (the “Agent”), each other lender from time to time party thereto, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager and GMH Communities Trust, a Maryland real estate investment trust (the “Registrant”) as guarantor.  A copy of the Credit Facility is attached hereto as Exhibit 10.1.  The Operating Partnership intends to use the Credit Facility for interim financing for acquisitions, letters of credit, working capital, and other general corporate purposes.  The Agent intends to participate the Credit Facility to a syndicate of banks.  The Borrower’s availability under the Credit Facility is limited to a borrowing base amount equal to the sum of sixty percent of the value of an unencumbered asset pool (which currently consists of six student housing properties and in no event may contain fewer than five) and fifty percent of management fees received from military housing privatization projects and student housing projects.

The Borrower Parties may elect to have loans under the Credit Facility that bear interest at a Eurodollar Rate based on LIBOR or at a Base Rate based on the prime rate announced by the Agent, plus an Applicable Rate, ranging from 1.50% to 2.125% for Eurodollar Rate loans or 0.625% to 1.50% for Base Rate loans.  The Applicable Rate is determined by the leverage ratio of all liabilities to total asset value of the Registrant, the Operating Partnership and each of its subsidiaries (the “Company”).  Interest on loans that accrue at the Eurodollar Rate will be due and payable on the last day of the applicable interest period or, if an interest period is in excess of three months, on the date that is three months after the beginning of the interest period and after each such interest payment date thereafter, and on the last day of the interest period and on November 8, 2007 or on the extended maturity date (the “Maturity Date”).  Interest on Base Rate loans will be due and payable on the last business day of each of March, June, September, December and on the Maturity Date.  The principal balance of loans shall be due and payable in full on the Maturity Date.

In addition to the interest rate payments, the Borrower will pay fees for unused availability on a quarterly basis in arrears.  At closing, the Borrower paid a commitment fee of $1,500,000, plus an additional $75,000 for annual administrative expenses.  The Borrower Parties may also borrow under the Credit Agreement in the form of one or more letters of credit (up to an aggregate amount of $20,000,000) or swing-line loans (up to an aggregate amount of $25,000,000), subject, among other things, to the Borrower Party’s payment of applicable fees.

As of November 12, 2004, there are no loans or letters of credit outstanding under the Credit Facility.

The Credit Facility contains customary affirmative and negative covenants and also contains financial covenants which, among other things, require the Registrant to maintain a total leverage against the unencumbered asset pool equal to or less than 62.5% through December 31, 2005 and 60% after December 31, 2005.  The financial covenants require that the Registrant comply with the following ratios: (i) fixed charge coverage ratio equal to or greater than 1.75x; (ii) interest coverage ratio equal to or greater than 2.00x; and (iii) unsecured interest coverage ratio equal to or greater than 2.25x.  The Company is also limited to incurring no more than $25 million in recourse debt, exclusive of amounts borrowed under the Credit Facility.  The financial covenants also require the Company to maintain a consolidated tangible net worth of at least $275,000,000 plus an amount equal to 75% of the net proceeds from any equity issuances subsequent to the closing date.

The Credit Facility includes usual and customary events of default (subject to applicable grace periods) for facilities of this nature and provides that, upon the occurrence of an event of default, payment of all amounts payable under the Credit Facility may be accelerated and/or the lenders’ commitments may be terminated.  In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility shall automatically become immediately due and payable, and the lenders’ commitments shall automatically terminate.

Additionally, the Credit Facility provides that an event of default will occur if there is a change of control of the general partner of the Operating Partnership.  Also, an event of default will occur if (a) the Registrant ceases to own at least thirty percent (30%) of the limited partnership interests in the Operating Partnership or (b) if Gary M. Holloway, the Registrant’s President and Chief Executive Officer, directly or indirectly, and the Registrant, on an aggregate basis, cease to own at least fifty percent (50%) of the limited partnership units in the Operating Partnership.

As an inducement to the lenders to enter into the Credit Facility and to make loans to the Borrower Parties and to extend credit to Borrower Parties, the Registrant entered into an Unconditional Guaranty Agreement dated as of November 8, 2004 which absolutely and unconditionally guarantees any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of each Borrower Party arising under the Credit Facility.  A copy of the Unconditional Guaranty Agreement is attached hereto as Exhibit 10.2.  In addition, each subsidiary of the Operating Partnership that owns properties currently included in the unencumbered asset pool (which comprises part of the borrowing base) signed similar guaranty agreements to guarantee the payment of obligations of any of the Borrowing Parties arising under the terms of the Credit Facility.  The Operating Partnership also entered a similar guaranty agreement to guarantee the payment of obligations any subsidiary that may become a Borrowing Party pursuant to the terms of the Credit Facility.

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

10.1         Credit Agreement dated as of November 8, 2004, among GMH COMMUNITIES, LP, a Delaware limited partnership (“GMH Operating Partnership”), GMH COMMUNITIES TRUST, a Maryland real estate investment trust (the “Trust”), each Subsidiary of the Trust that becomes a borrower (individually, a “Subsidiary Borrower” and collectively, “Subsidiary Borrowers;” GMH Operating Partnership and Subsidiary Borrowers individually called a “Borrower” and collectively called “Borrowers”), each lender (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

10.2         GUARANTY AGREEMENT dated as of November 8, 2004, by GMH COMMUNITIES TRUST, a Maryland real estate investment trust (“Guarantor”), for the benefit of BANK OF AMERICA, N.A., a national banking association (“Administrative Agent”), as Administrative Agent, and Lenders together with their respective successors and assigns (the “Credit Parties”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004

GMH COMMUNITIES TRUST

	By:	JOSEPH M. MACCHIONE
	Name:	Joseph M. Macchione
	Title:	Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit

                10.1         Credit Agreement dated as of November 8, 2004, among GMH COMMUNITIES, LP, a Delaware limited partnership (“GMH Operating Partnership”), GMH COMMUNITIES TRUST, a Maryland real estate investment trust (the “Trust”), each Subsidiary of the Trust that becomes a borrower (individually, a “Subsidiary Borrower” and collectively, “Subsidiary Borrowers;” GMH Operating Partnership and Subsidiary Borrowers individually called a “Borrower” and collectively called “Borrowers”), each lender (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                10.2         GUARANTY AGREEMENT dated as of November 8, 2004, by GMH COMMUNITIES TRUST, a Maryland real estate investment trust (“Guarantor”), for the benefit of BANK OF AMERICA, N.A., a national banking association (“Administrative Agent”), as Administrative Agent, and Lenders together with their respective successors and assigns (the “Credit Parties”).